         As filed with the Securities and Exchange Commission on May 2, 1997
                                                       Registration No. 33-
                                                                           -----
--------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                    --------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933

                                    --------------

                              WOODHEAD INDUSTRIES, INC.
                  (Exact name of issuer as specified in its charter)

     DELAWARE                                        36-1982580
(State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                  Identification No.)

                          2150 E. Lake Cook Road, Suite 400
                             Buffalo Grove, Illinois 60089
             (Address of Principal Executive Offices including Zip Code)

                                    --------------

                              WOODHEAD INDUSTRIES, INC.
                                1996 Stock Awards Plan
                               (full title of the Plan)

                                    --------------

                              ROBERT J. TORTORELLO, Esq.
               Vice President, General Counsel and Corporate Secretary
                              Woodhead Industries, Inc.
                          2150 E. Lake Cook Road, Suite 400
                            Buffalo Grove, Illinois 60089
                       (Name and address of agent for service)

                                    (847) 465-8300
            (Telephone number, including area code, of agent for service)

--------------------------------------------------------------------------------

Exhibit index appears on p. 9.    Page one of 17 sequentially numbered pages.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  Proposed       Proposed
Title of                          Maximum        Maximum
Securities        Amount          Offering       Aggregate      Amount of
to be             to be           Price Per      Offering       Registration
Registered        Registered(1)   Share(1)(2)    Price(1)(2)    Fee(2)
--------------------------------------------------------------------------------

Common Stock,       500,000       $15.25         $7,608,920     $2,306
par value
$1.00
per share
--------------------------------------------------------------------------------


(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement also includes an indeterminable number of additional shares of Common Stock as may become issuable pursuant to the antidilution provisions of the 1996 Stock Awards Plan (the Plan).

(2) The registration fee is calculated on the basis of the total number of shares of Common Stock with respect to which options and awards may be granted under the Plan, subject to the antidilution provisions of such Plan. Except for 12,000 shares of Common Stock with respect to which options (or awards) have already been granted at $13.19 per share, the shares of Common Stock are to be offered at prices not presently determinable. Pursuant to Rule 457(c), the offering price of shares of Common Stock with respect to which options and awards may be granted is estimated solely for the purpose of determining the registration fee and is $15.25 per share, which is the average of the high and low prices of a share of Common Stock on the National Association of Securities Dealers Automated Quotation System on April 28, 1997.

                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed by Woodhead Industries, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 28, 1996 (File No. 000-05971).

    (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

    (c) The description of the Company's Common Stock included in the Company's registration statements filed pursuant to Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

    All reports and other documents subsequently filed by the Company pursuant to Sections 13, 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Robert J. Tortorello, Esq., Vice President, General Counsel and Corporate Secretary of the Company has passed upon certain legal matters with respect to the shares of Common Stock offered hereby. Mr. Tortorello owns 7,000 shares of Common Stock and stock options covering the purchase of a total of 108,200 shares of Common Stock.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company has the power to indemnify its directors, officers, employees and agents against liability for certain acts pursuant to Section 145 of the Delaware General Corporation Law. Pursuant to its By-laws, the Company may indemnify a director, officer, employee or agent for liabilities reasonably incurred resulting from any pending, threatened or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of such person's position with the Company. In addition, Article VIII of the Company's Certificate of Incorporation, as amended, provides that the Company's directors do not have personal liability to the Company or its stockholders, subject to certain exceptions, for monetary damages for any breach of their fiduciary duty as directors.

    In addition, the Company maintains liability insurance coverage for directors and officers, including, without limitation, coverage applicable in certain situations where the Company cannot pursuant to the General Corporation Law of Delaware directly indemnify such directors and officers.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not Applicable.

Item 8.  EXHIBITS.

    The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  UNDERTAKINGS.

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement and to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2)  That, for the purpose of determining any liability under the

    Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo Grove, and the State of Illinois, on this 30th day of April, 1997.

                                       WOODHEAD INDUSTRIES, INC.



                                       By  /s/  C. Mark DeWinter
                                          --------------------------
                                           C. Mark DeWinter,
                                           President and Chief Executive
                                           Officer


    Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated above.


    /s/ C. Mark DeWinter                    Chairman, President and Chief
   ----------------------------             Executive Officer; Director
   C. Mark DeWinter


    /s/ Robert G. Jennings                  Vice President, Finance and Chief
   ----------------------------             Financial Officer
   Robert G. Jennings


    /S/ Joseph P. Nogal                     Treasurer and Controller
   ----------------------------             (Principal Accounting Officer)
   Joseph P. Nogal


/s/                                         Director
   ----------------------------
   *Daniel T. Carroll


/s/                                         Director
   ----------------------------
   *Charles W. Denny


/s/                                         Director
   ----------------------------
   *Dale A. Miller


/s/                                         Director
   ----------------------------
   *Sarilee K. Norton

/s/                                         Director
   ----------------------------
   *Alan L. Shaffer


/s/                                         Director
   ----------------------------
   *Robert D. Tuttle


/s/                                         Director
   ----------------------------
   *Richard A. Virzi



--------------------
*Pursuant to powers of attorney filed as Exhibit 24 to this Registration Statement.

                                    EXHIBIT INDEX


Exhibit
Number                                                                      Page
-------                                                                     ----

4(a)     Certificate of Incorporation of Woodhead Industries, Inc.,
         including amendments through January 22, 1993,
         (incorporated herein by reference to Exhibit 4(a) of
         Registrant's Form S-8 filed April 22, 1994, as
         Registration #33-77968).                                          N/A

4(b)     By-Laws of Woodhead Industries, Inc., including
         amendments through January 28, 1994, (incorporated
         herein by reference to Exhibit 4(b) of Registrant's
         Form S-8 filed April 22, 1994, as Registration
         #33-77968).                                                       N/A

4(c)     1996 Stock Awards Plan (incorporated herein by reference
         to Exhibit A to definitive Proxy Statement dated
         December 20, 1996 for 1997 Annual Meeting of
         Stockholders, file No. 000-05971)                                 N/A

5        Opinion of Robert J. Tortorello, Esq.                               9

23(a)    Consent of Independent Public Accountants                          10
23(b)    Consent of Robert J. Tortorello, Esq.
         (See Exhibit 5)                                                   N/A

24       Powers of Attorney                                                 11

April 30, 1997


Board of Directors
Woodhead Industries, Inc.
2150 East Lake Cook Road, Suite 400
Buffalo Grove, Illinois 60089

Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended, of 500,000 shares ("Shares") of Common Stock, par value $1.00 per share, of Woodhead Industries, Inc., a Delaware corporation (the "Company"), I have examined the Company's Certificate of Incorporation and By-laws, the resolutions of the Board of Directors and stockholders which authorized and approved the 1996 Stock Awards Plan (the "Plan"), participated in the preparation and filing of the Registration Statement on Form S-8 (the "Registration Statement") and related Prospectus with respect to the Shares, and have made such further examination and inquiry as I deemed necessary or appropriate as a basis for the opinion set forth below.

Based upon the foregoing, I am of the opinion that when (i) the Registration Statement becomes effective and (ii) the Shares are sold and issued in accordance with the Plan, such Shares will be legally issued, fully paid and nonassessable shares of common stock of the Company.

I hereby consent to the filing of the copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

Very truly yours,

/s/ Robert J. Tortorello

Robert J. Tortorello

RJT:cn

                          CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated November 12, 1996, included in Woodhead Industries, Inc.'s Form 10-K for the year ended September 28, 1996 and to all references to our Firm included in this registration statement.



                                            /s/ ARTHUR ANDERSEN LLP

Chicago, Illinois
April 30, 1997

                              WOODHEAD INDUSTRIES, INC.

                                  POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned, Daniel T. Carroll of Ann Arbor, Michigan, as a director of Woodhead Industries, Inc., a Delaware corporation, do hereby nominate, constitute and appoint C. Mark DeWinter and Robert G. Jennings, or either of them, my true and lawful attorneys-in-fact and agents to do any and all acts and things and execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable giving and granting unto said attorneys full power and authority to do and perform such actions as fully as I might have or could do if personally present and executing any of said documents to enable said Woodhead Industries, Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of shares of common stock of said Woodhead Industries, Inc. including specifically, but without limitation thereof, full power and authority to sign my name as a director and(or) officer of said Woodhead Industries, Inc. to a registration statement on Form S-8 covering such shares and to any amendments to said registration statement covering such shares hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of April, 1997.



                                   /s/  Daniel T. Carroll
                                  ---------------------------

                              WOODHEAD INDUSTRIES, INC.

                                  POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned, Charles W. Denny of Barrington Hills, Illinois, as a director of Woodhead Industries, Inc., a Delaware corporation, do hereby nominate, constitute and appoint C. Mark DeWinter and Robert G. Jennings, or either of them, my true and lawful attorneys-in-fact and agents to do any and all acts and things and execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable giving and granting unto said attorneys full power and authority to do and perform such actions as fully as I might have or could do if personally present and executing any of said documents to enable said Woodhead Industries, Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of shares of common stock of said Woodhead Industries, Inc. including specifically, but without limitation thereof, full power and authority to sign my name as a director and(or) officer of said Woodhead Industries, Inc. to a registration statement on Form S-8 covering such shares and to any amendments to said registration statement covering such shares hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of April, 1997.



                                   /s/  Charles W. Denny
                                  -------------------------

                              WOODHEAD INDUSTRIES, INC.

                                  POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned, Dale A.
Miller of Greensboro, North Carolina, as a director of Woodhead Industries, Inc., a Delaware corporation, do hereby nominate, constitute and appoint C. Mark DeWinter and Robert G. Jennings, or either of them, my true and lawful attorneys-in-fact and agents to do any and all acts and things and execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable giving and granting unto said attorneys full power and authority to do and perform such actions as fully as I might have or could do if personally present and executing any of said documents to enable said Woodhead Industries, Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of shares of common stock of said Woodhead Industries, Inc. including specifically, but without limitation thereof, full power and authority to sign my name as a director and(or) officer of said Woodhead Industries, Inc. to a registration statement on Form S-8 covering such shares and to any amendments to said registration statement covering such shares hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, I have hereunto set my hand this 15th day of April, 1997.



                                   /s/  Dale A. Miller
                                  -----------------------

                              WOODHEAD INDUSTRIES, INC.

                                  POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned, Sarilee K. Norton of Lake Forest, Illinois, as a director of Woodhead Industries, Inc., a Delaware corporation, do hereby nominate, constitute and appoint C. Mark DeWinter and Robert G. Jennings, or either of them, my true and lawful attorneys-in-fact and agents to do any and all acts and things and execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable giving and granting unto said attorneys full power and authority to do and perform such actions as fully as I might have or could do if personally present and executing any of said documents to enable said Woodhead Industries, Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of shares of common stock of said Woodhead Industries, Inc. including specifically, but without limitation thereof, full power and authority to sign my name as a director and(or) officer of said Woodhead Industries, Inc. to a registration statement on Form S-8 covering such shares and to any amendments to said registration statement covering such shares hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of April, 1997.



                                   /s/  Sarilee K. Norton
                                  --------------------------

                              WOODHEAD INDUSTRIES, INC.

                                  POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned, Alan L. Shaffer of Cincinnati, Ohio, as a director of Woodhead Industries, Inc., a Delaware corporation, do hereby nominate, constitute and appoint C. Mark DeWinter and Roberg G. Jennings, or either of them, my true and lawful attorneys-in-fact and agents to do any and all acts and things and execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable giving and granting unto said attorneys full power and authority to do and perform such actions as fully as I might have or could do if personally present and executing any of said documents to enable said Woodhead Industries, Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of shares of common stock of said Woodhead Industries, Inc. including specifically, but without limitation thereof, full power and authority to sign my name as a director and(or) officer of said Woodhead Industries, Inc. to a registration statement on Form S-8 covering such shares and to any amendments to said registration statement covering such shares hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of April, 1997.



                                   /s/   Alan L. Shaffer
                                  -------------------------

                              WOODHEAD INDUSTRIES, INC.

                                  POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned, Robert D. Tuttle of North Muskegon, Michigan, as a director of Woodhead Industries, Inc., a Delaware corporation, do hereby nominate, constitute and appoint C. Mark DeWinter and Robert G. Jennings, or either of them, my true and lawful attorneys-in-fact and agents to do any and all acts and things and execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable giving and granting unto said attorneys full power and authority to do and perform such actions as fully as I might have or could do if personally present and executing any of said documents to enable said Woodhead Industries, Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of shares of common stock of said Woodhead Industries, Inc. including specifically, but without limitation thereof, full power and authority to sign my name as a director and(or) officer of said Woodhead Industries, Inc. to a registration statement on Form S-8 covering such shares and to any amendments to said registration statement covering such shares hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of April, 1997.



                                   /s/   Robert D. Tuttle
                                  --------------------------

                              WOODHEAD INDUSTRIES, INC.

                                  POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned, Richard A. Virzi of Elmhurst, Illinois, as a director of Woodhead Industries, Inc., a Delaware corporation, do hereby nominate, constitute and appoint C. Mark DeWinter and Robert G. Jennings, or either of them, my true and lawful attorneys-in-fact and agents to do any and all acts and things and execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable giving and granting unto said attorneys full power and authority to do and perform such actions as fully as I might have or could do if personally present and executing any of said documents to enable said Woodhead Industries, Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of shares of common stock of said Woodhead Industries, Inc. including specifically, but without limitation thereof, full power and authority to sign my name as a director and(or) officer of said Woodhead Industries, Inc. to a registration statement on Form S-8 covering such shares and to any amendments to said registration statement covering such shares hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of April, 1997.



                                   /s/  Richard A. Virzi
                                  -------------------------